SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2003
                                                 ----------------

                              ENGLOBAL CORPORATION
             (Exact name of registrant as specified in its chapter)

           Nevada                 001-14217              88-0322261
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(State or other jurisdiction     (Commission            (IRS Employer
      of incorporation)          File Number)         Identification No.)

600 Century Plaza Drive, Building 140, Houston, Texas     77073-6033
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       (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code 281 821-3200
                                                   ------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 9. Regulation FD Disclosure

On November 3, 2003, ENGlobal Corporation issued a press release, a copy of which is set forth below. In accordance with General Instructions B.2. Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

              ENGlobal Completes Strategic Acquisition;
                 Control System Capabilities Expanded

    HOUSTON--(BUSINESS WIRE)--Nov. 3, 2003--ENGlobal Corporation (AMEX:ENG) announced today that its subsidiary, ENGlobal Technologies, Inc., has purchased all of the ownership interest of Senftleber & Associates, L.P. ("Senftleber"), a Houston-based provider of technical personnel with expertise in SCADA systems ("Supervisory Control And Data Acquisition"). Terms of the agreement were not disclosed.
    Operating companies, such as pipelines and utilities, utilize SCADA systems extensively to monitor the status of and to control remote facilities from a centralized master station. Senftleber's activities are specifically focused on master station installations, which are the hub of these communication systems. This strategic acquisition allows ENGlobal to expand its capabilities with respect to the specification, programming and maintenance of SCADA master stations. To date, ENGlobal's SCADA work has been primarily focused on the design and automation of remote facilities that communicate with the SCADA master station.
    Senftleber was originally founded in 1988 by the late Mr. Al Senftleber, a well-respected pioneer in the SCADA industry. The company produced over $2 million in revenues during each of the last three calendar years. It is expected that the company will adopt the ENGlobal Technologies name after a short transition period.
    "The acquisition of Senftleber adds valuable technical capabilities to ENGlobal Technologies, which can be utilized by many of our existing clients," stated Michael L. Burrow, P.E., Chairman and CEO of ENGlobal. "While this acquisition is relatively small, we are continuing negotiations with several larger potential acquisition candidates as we continue our efforts to execute on our acquisition strategy."

    About ENGlobal Corporation ("ENGlobal")

    ENGlobal Corporation, a product of the merger between Industrial Data Systems Corporation and Petrocon Engineering, Inc., provides engineering services and engineered systems principally to the petroleum refining, petrochemical, and pipeline and process industries throughout the United States and across the globe. ENGlobal's multi-discipline engineering and design staff develops projects from the initial planning state through detailed design, procurement, and construction management. The Systems Group specializes in control and instrumentation systems utilized in various energy and processing related industries while its Technologies Division provides services and products that support the advanced automation and environmental technology fields. The Constant Power Division fabricates industrial grade uninterruptible electrical power systems and battery chargers. Further information about the Company and its subsidiaries is available at www.englobal.com.

    Safe Harbor for Forward-Looking Statements

    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Reference is hereby made to cautionary statements set forth in the Company's Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended March 31, June 30, and September 30, 2003, current Forms 8-K, and other SEC filings.

    CONTACT: ENGlobal Corporation, Houston
             Hulda Coskey, 281-821-3200
             Fax: 281-209-2409
             Email: ENGlobal@ENGlobal.com
             www.ENGlobal.com

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ENGlobal Corporation

Date November 3, 2003    /s/ Hulda L. Coskey
     ----------------    -------------------
                         Hulda L. Coskey, Chief Governance Officer and Secretary